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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 8, 2004

Main Street Banks, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia (State of Incorporation)	000-25128 (Commission File No.)	58-2104977 (IRS Employer Identification No.)

676 Chastain Road, Kennesaw, Georgia 30144
(Address of Principal Executive Offices, including Zip Code)

(770) 422-2888
(Registrant's Telephone Number, including Area Code)

Item 5.02    Other Events.

        On September 8, 2004 Main Street Banks, Inc. (the "Company") issued a press release announcing that Samuel B. Hay III, the current chief operating officer of the Company, has been elected to the position of chief executive officer in a planned management transition effective January 1, 2005. Edward C. Milligan, the current chief executive officer, will continue to serve as chairman of the board of the Company and of Main Street Bank. A copy of the press release issued by the Company is filed herewith as Exhibit 99.

        Effective January 1, 2005, Mr. Hay will have the position of president and chief executive officer of the Company. He is currently the president and chief operating officer. He will continue in the position of chief executive officer of Main Street Bank, the Company's principal operating subsidiary. Mr. Hay is a member of the boards of directors of the Company and Main Street Bank. Mr. Hay is the nephew of Robert R. Fowler III, a member of the board of directors of the Company. Mr. Hay is 41 years of age.

        Mr. Hay became president of the Company during 2002. Previously, Mr. Hay served as executive vice president and chief operating officer of the Company from 2000 to 2002. Mr. Hay served on the board of Main Street Banks Incorporated from 1992 until it was merged into the Company in 2000, and served as its executive vice president and chief financial officer from 1994. Mr. Hay has served as chief executive officer of Main Street Bank since December 1996 and served as its chairman from 1996 until 2000. He has been employed by Main Street Bank since 1990.

        The Company has entered into an employment agreement with Mr. Hay which will be effective January 1, 2005. Under the employment agreement, Mr. Hay shall be the president and chief executive officer of the Company. His term of employment is for an initial period of three years with automatic one-year extensions beginning on January 1, 2008 and on each anniversary thereafter. Either party, by notice to the other, may cause the term of the employment to cease to extend automatically. Mr. Hay's annual base salary is $300,000.00 subject to annual increases of 3% and such other increases as may be approved by the board of directors. If Mr. Hay is terminated at any time during the term by the Company for any reason other than for cause or if Mr. Hay voluntarily terminates his employment with the Company for good reason or if the Company ceases to automatically extend the employment period other than for cause, then the Company will pay to Mr. Hay an amount equal to three times the sum of his annual base salary and target bonus for the year of termination. The Company will also continue to provide benefits to Mr. Hay and his family at least equal to those provided if his employment had not been terminated. If Mr. Hay is re-employed during such three-year period, the medical and other welfare benefits that the Company is obligated to provide under the employment agreement would be secondary to those provided by the new employer. The employment agreement also contains restrictions on the ability of Mr. Hay to compete with the Company for a period of two years following the date of termination for any reason whatsoever. He is also restricted on the disclosure and use of the Company's confidential information and trade secrets and in his ability to solicit the Company's customers with whom he had material contact during the 12-month period preceding his termination.

Item 9.01.    Financial Statement and Exhibits.

(c)
Exhibits

99
Press Release of Registrant dated September 8, 2004.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 9, 2004	MAIN STREET BANKS, INC.
	By:	/s/ EDWARD C. MILLIGAN Edward C. Milligan Chairman and Chief Executive Officer

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Exhibit Index

Exhibit Number	Description of Document
99	Press Release of Registrant dated September 8, 2004

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SIGNATURES
Exhibit Index